EXHIBIT 10.3
INVESTMENT MANAGEMENT TRUST AGREEMENT
     This Agreement is made as of December 12, 2007 by and between LIBERTY ACQUISITION HOLDINGS CORP. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).
     WHEREAS, the Company’s (i) Registration Statement on Form S-1 (File No. 333-145559), as amended (the “Initial Registration Statement”) for its initial public offering of securities (the “IPO”) has been declared effective as of December 6, 2007 by the Securities and Exchange Commission (the “Effective Date”) and (ii) Registration Statement on Form S-1 (File No. 333-147880) filed pursuant to Rule 462(b) under the Securities Act of 1933 (the “Rule 462(b) Registration Statement”) was effective upon filing on the Effective Date (such Initial Registration Statement and Rule 462(b) Registration Statement collectively referred to herein as the “Registration Statement”);
     WHEREAS, Citigroup Global Markets Inc. (“Citigroup”) is acting as the representative of the underwriters in the IPO; and
     WHEREAS, as described in the Registration Statement, $1,016,702,500 consisting of (a) $1,004,702,500 of the net proceeds of the IPO after adjusting for certain offering expenses and (b) $12,000,000 of the proceeds from the sale of the Sponsors’ Warrants, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of (i) prior to the consummation of a Business Combination (as defined, and in accordance with the terms and conditions set forth, in the Registration Statement), (A) the holders of the Company’s common stock, par value $0.0001, issued in the IPO and (B) to the extent (and only to the extent) that the amount held in such trust account is distributable to the Company pursuant to Sections 2(a) and 2(b) below, the Company, and (ii) after the consummation of a Business Combination (as defined, and in accordance with the terms and conditions set forth, in the Registration Statement), the Company, in each case as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders ,” and the Public Stockholders and, to the extent that the Property is held in trust for the benefit of the Company as specified in clauses (i) and (ii) above, the Company will be referred to together as the “Beneficiaries”); and
     WHEREAS, a portion of the Property consists $27,427,500 attributable to the underwriters’ discount which Citigroup has agreed to deposit in the Trust Account (as defined below); and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;
     IT IS AGREED:
     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in segregated trust accounts (the “Trust Account”) established by the

Trustee at a branch of J.P. Morgan Chase N.Y. and at a brokerage institution selected by the Trustee;
          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in Government Securities and/or in any open ended money market fund(s) selected by the Company meeting the conditions of Sections (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;
          (d) Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes and periodic payments of up to 1% of the gross proceeds of the IPO (including the underwriters’ over-allotment option to the extent exercised) made to the Company to fund its working capital requirements, shall become part of the “Property,” as such term is used herein;
          (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;
          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Citigroup in writing to do so;
          (h) Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
          (i) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation; and
          (j) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or other authorized officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.

     2. Limited Distributions of Income From Trust Account.
          (a) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes;
          (b) Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, which may be given not more than once in any month, the Trustee shall distribute to the Company by wire transfer an amount equal to the income collected on the Property through the last day of the month immediately preceding the date of receipt of the Company’s request; provided, however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be 1% of the gross proceeds of the IPO (including the underwriters’ over-allotment option to the extent exercised). The first such distribution shall include income through the end of the month in which the effective date of the IPO occurred, with the Company’s request made following the end of such month in which the effective date of the IPO occurred. It is understood that the Trustee’s only responsibility under this section is to follow the instruction of the Company; and
          (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(j) hereof.
     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
          (a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or other authorized officer authorized in writing by the Chief Executive Officer. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
          (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim. The Company may participate in such action with its own counsel; and
          (c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on

Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections).
     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
          (c) Change the investment of any Property, other than in compliance with Section 1(c);
          (d) Refund any depreciation in principal of any Property;
          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;
          (h) As and to the extent requested from time to time by the Company, prepare, execute and file such tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and
          (i) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and other activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and
          (j) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a) or 2(b) above.
     5. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability; or
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).
     6. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Citigroup. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.
          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:
          if to the Trustee, to:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson, President
          Frank Di Paolo, Chief Financial Officer
Fax No.: (212) 509-5150

if to the Company, to:
Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
Attn: Nicolas Berggruen, President
Fax No.: (212) 382-0120
          in either case with a copy to:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Facsimile: (212) 723-8871
Attn: David Spivak
and
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Attn: Alan I. Annex, Esq.
Fax No.: (212) 801-6400
          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Citigroup. This Agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.
          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to part of the Property under any circumstance.
          (h) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
[Signatures appear on following page]

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ FRANK A. DI PAOLO
Name:	Frank A. Di Paolo
Title:	CFO

LIBERTY ACQUISITION HOLDINGS CORP.

By:	/s/ NICOLAS BERGGRUEN
Name:	Nicolas Berggruen
Title:	President
[Signature Page to Investment Management Trust Agreement]

EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson, President
          Re: Trust Account No. [           ] Termination Letter
Gentlemen:
          Pursuant to Section 1(i) of the Investment Management Trust Agreement between Liberty Acquisition Holdings Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 12, 2007 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                      (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).
          In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.
          On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

          In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

LIBERTY ACQUISITION HOLDINGS CORP.

By:

Name:

Title:

EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York
Attn: Steven Nelson, President
          Re: Trust Account No. [            ] Termination Letter
Gentlemen:
          Pursuant to Section 1(i) of the Investment Management Trust Agreement between Liberty Acquisition Holdings Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 12, 2007 (the “Trust Agreement”), this is to advise you that Company has been dissolved due to the Company’s inability to effect a Business Combination (as defined in the Registration Statement) within the time frame specified in the final prospectus included in the Registration Statement. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.
          In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). As paying agent you shall, on the Transfer Date, commence distribution of such funds directly to the Public Stockholders of the Company in accordance with the Company’s instructions. Upon distribution to the Public Stockholders of the Company of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement.

Very truly yours,

LIBERTY ACQUISITION HOLDINGS CORP.

By:

Name:

Title:

EXHIBIT C
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York
Attn: Steven Nelson
          Re: Trust Account No. [            ] — Distribution of Income on Property
Gentlemen:
Pursuant to Section 2(b) of the Investment Management Trust Agreement between Liberty Acquisition Holdings Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 12, 2007 (the “Trust Agreement”), we are requesting for our working capital purposes that you deliver to us $                     representing income earned on the Property from                      to                     . In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:

Bank:	[ ]
ABA #:	[ ]
Account Name:	[ ]
Account Number:	[ ]
Reference:	Distribution of Income Earned on Trust Property

Very truly yours,

LIBERTY ACQUISITION HOLDINGS CORP.

By:

Name:

Title:

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)
Company:

Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036	(212) 380-2230
Attn: Nicolas Berggruen, President

Trustee:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004	(212) 509-5150
Attn: Steven Nelson, President

SCHEDULE A
Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Liberty Acquisition Holdings Corp. and
Continental Stock Transfer & Trust Company

Fee Item	Time and Method of Payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$250

Dated: December 12, 2007	Agreed:

/s/ FRANK A. DI PAOLO
Authorized Officer
Continental Stock Transfer & Trust Co.